                                                                    EXHIBIT 15.1

October 26, 1995
First Financial Management Corporation


We are aware of the incorporation by reference in the Registration Statement on Form S-8 of First Data Corporation pertaining to the following benefit plans of First Financial Management Corporation:

       First Financial Management Corporation 1982 Incentive Stock Plan
       First Financial Management Corporation 1988 Incentive Stock Plan
   First Financial Management Corporation 1990 Directors' Stock Option Plan
                    Endata, Inc. Amended Stock Option Plan
                  Microbilt Corporation Incentive Stock Plan
             Microbilt Corporation Non-Qualified Stock Option Plan
                         Alta Health Strategies, Inc.
 General Rehabilitation Services, Inc. Stock-based Incentive Compensation Plan
              Employee Benefit Plans, Inc. 1986 Stock Option Plan
              Employee Benefit Plans, Inc. 1990 Stock Option Plan
    Employee Benefit Plans, Inc. 1991 Long-Term Incentive Performance Plan
     Employee Benefit Plans, Inc. 1983 Outside Directors Stock Option Plan

of our reports dated May 8 and August 4, 1995 relating to the unaudited consolidated interim financial statements of First Data Corporation included in its Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP